EXHIBIT 23.1

                                                                      Consent of
                                                           Asher & Company, Ltd.


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-117596) of our report of independent registered public accounting firm on the consolidated balance sheet as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the year then ended and for the period from May 10, 2002 (Inception) to December 31, 2004, included in WinWin Gaming, Inc's Annual Report on Form 10KSB for the year ended December 31, 2004.


/s/ Asher & Company,Ltd.

Philadelphia, PA
March 18, 2005